Signatures

	Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 the Registrant (certifies that it meets all of the requirements for effectiveness of this registration statement under rule 485(b) under the Securities Act and) has duly caused this amendment to this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Austin the in State of Texas on July 16, 1999.

     TEXAS CAPITAL VALUE FUNDS, INC.

     by:  /s/Mark A. Coffelt
             Mark A Coffelt
             President


/s/Mark A. Coffelt	President, Chief Investment Officer and Director
Mark A Coffelt                                        Nov 30, 1999

/s/Edward Clark         Director                      Nov 30, 1999
Edward D. Clark

/s/John Henry McDonald  Director                      Nov 30, 1999
John Henry McDonald

/s/Janis Claflin        Director                      Nov 30, 1999
Janis Claflin

/s/Ryan Barden          Secretary                     Nov 30, 1999
Ryan Barden